                                                                 Exhibit 10(f)

                                                                CONFORMED COPY






                     =======================================



                                U.S. $800,000,000


                                CREDIT AGREEMENT

                          Dated as of August 14, 1997,

                                      Among

                                  SOLUTIA INC,
                   (formerly known as Queeny Chemical Company)
                                   as Borrower



                        THE INITIAL LENDERS NAMED HEREIN,
                               as Initial Lenders


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                              as Syndication Agent

                                       and


                                 CITIBANK, N.A.,
                             as Administrative Agent



                     =======================================

        [Exhibits D and E are photocopies of the opinions as delivered.]

                       T A B L E   O F   C O N T E N T S

                                                                             Page
                                                                             ----

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01.  Certain Defined Terms.................................   1
      SECTION 1.02.  Computation of Time Periods...........................  19
      SECTION 1.03.  Accounting Terms and Determinations...................  19

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

      SECTION 2.01.  The A Advances........................................  19
      SECTION 2.02.  Making the A Advances.................................  19
      SECTION 2.03.  The B Advances........................................  21
      SECTION 2.04.  Fees..................................................  25
      SECTION 2.05.  Termination, Reduction, Extension and Increase of the
                      Commitments..........................................  25
      SECTION 2.06.  Repayment of Advances.................................  30
      SECTION 2.07.  Interest on A Advances................................  30
      SECTION 2.08.  Interest Rate Determination; Changes in Rating Systems  31
      SECTION 2.09.  Optional Conversion of A Advances.....................  32
      SECTION 2.10.  Prepayments, Etc......................................  33
      SECTION 2.11.  Increased Costs.......................................  33
      SECTION 2.12.  Illegality............................................  35
      SECTION 2.13.  Payments and Computations.............................  36
      SECTION 2.14.  Notations on the A Notes..............................  37
      SECTION 2.15.  Taxes.................................................  38
      SECTION 2.16.  Sharing of Payments, Etc..............................  40

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

      SECTION 3.01.  Conditions Precedent to Initial Borrowing.............  41
      SECTION 3.02.  Conditions Precedent to Each A Borrowing..............  42
      SECTION 3.03.  Conditions Precedent to Each B Borrowing..............  43
      SECTION 3.04.  Determinations Under Section 3.01.....................  44

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES



                                       (i)

      Section                                                                Page
      -------                                                                ----
      SECTION 4.01.  Representations and Warranties of the Borrower........  44
      SECTION 4.02.  Representation and Warranty of the Lenders............  48

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

      SECTION 5.01.  Affirmative Covenants.................................  48
      SECTION 5.02.  Negative Covenants....................................  52
      SECTION 5.03.  Financial Covenants...................................  55

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      SECTION 6.01.  Events of Default.....................................  55

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

      SECTION 7.01.  Authorization and Action..............................  57
      SECTION 7.02.  Administrative Agent's Reliance, Etc..................  57
      SECTION 7.03.  Citibank and Affiliates...............................  58
      SECTION 7.04.  Lender Credit Decision................................  58
      SECTION 7.05.  Indemnification.......................................  58
      SECTION 7.06.  Successor Administrative Agent........................  59

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.01.  Amendments, Etc.......................................  60
      SECTION 8.02.  Notices, Etc..........................................  61
      SECTION 8.03.  No Waiver, Remedies...................................  62
      SECTION 8.04.  Costs and Expenses....................................  62
      SECTION 8.05.  Right of Set-off......................................  63
      SECTION 8.06.  Binding Effect........................................  63
      SECTION 8.07.  Assignments and Participations, Register..............  63
      SECTION 8.08.  Governing Law.........................................  67
      SECTION 8.09.  Execution in Counterparts.............................  67
      SECTION 8.10.  Jurisdiction, Etc.....................................  67

                                  SCHEDULES

Schedule 1 -      Certain Existing Liens


                                      (ii)

                                    EXHIBITS

Exhibit A-1    -     Form of A Note
Exhibit A-2    -     Form of B Note
Exhibit B-1    -     Form of Notice of A Borrowing
Exhibit B-2    -     Form of Notice of B Borrowing
Exhibit C-1    -     Form of Assignment and Acceptance
Exhibit C-2    -     Form of Assumption and Acceptance
Exhibit D      -     Form of Opinion of General Counsel for the Borrower
Exhibit E      -     Form of Opinion of Special New York Counsel to the
                        Administrative Agent


                                      (iii)

            CREDIT AGREEMENT dated as of August 14, 1997 among QUEENY CHEMICAL COMPANY, a Delaware corporation whose name is to be changed (the
"Borrower"), the banks (each an "Initial Lender" and, collectively, the "Initial Lenders") listed on the signature pages hereof, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Syndication Agent (in such capacity, together with its successors in such capacity, the "Syndication Agent") and CITIBANK, N.A. ("Citibank"), as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") as herein provided.

            Prior to the date hereof, Monsanto Company ("Monsanto") formed the Borrower, as a wholly owned Subsidiary of Monsanto, to hold and operate Monsanto's chemicals business. Monsanto has proposed to distribute 100% of the outstanding common stock of the Borrower to Monsanto's shareholders in a tax-free transaction (the "Spin-Off"). The Borrower has requested that the Lenders make loans to it in an aggregate principal amount not exceeding $800,000,000 at any one time outstanding solely to finance the working capital needs and other general corporate purposes of the Borrower, including to support the Borrower's commercial paper program, and the Lenders are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:



                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "A Advance" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of A Advance.

            "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

            "A Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

            "Acceptance" means an Assignment and Acceptance and/or an Assumption and Acceptance.

            "Adjusted EBITDA" means, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP), of the following: (a) net income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates (other than Affiliates that are Specified Joint Ventures or Consolidated Subsidiaries)) for such period plus (b) depreciation and amortization (to the extent deducted in determining net income) for such period; provided that charges taken (including cash charges in an aggregate amount not exceeding $60,000,000) and reserves established by the Borrower and its Consolidated Subsidiaries (whether in connection with the Spin-Off or otherwise) on or prior to December 31, 1998 in an aggregate amount not exceeding $225,000,000 shall be added back to net income for such period (to the extent such charges and reserves were deducted in determining net income for such period).

            "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

            "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Attention: Guss Kalloudis.

            "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

            "Advance" means an A Advance or a B Advance.

            "Affected Lender" has the meaning specified in Section 2.12.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such B Advance.

            "Applicable Margin" means, for any A Advance that is a Eurodollar Rate Advance, for any period during which the Rated Securities are within any Rating Level set forth below, the rate set forth below opposite the reference to such Rating Level:

                Rating Level              Applicable Margin (p.a.)
                ------------              ------------------------
               Rating Level 1                   0.135%
               Rating Level 2                   0.150%
               Rating Level 3                   0.165%
               Rating Level 4                   0.220%
               Rating Level 5                   0.225%
               Rating Level 6                   0.225%;

      provided that, if the ratings of the Rated Securities established by S&P and Moody's shall fall within different Rating Levels, the Applicable Margin shall be determined by reference to the higher of the two Rating Levels (except that, if the lower such Rating Level is more than one Rating Level below the higher such Rating Level, the Applicable Margin shall be determined by reference to the Rating Level that is one Rating Level higher than the lower such Rating Level). Each change in the Applicable Margin resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C-1 hereto.

            "Assuming Lender" means, at any time, an Eligible Assignee not previously a Lender which becomes a Lender hereunder pursuant to Section 2.05(d).

            "Assumption and Acceptance" means an assumption and acceptance entered into by an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C-2 hereto.

            "B Advance" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in
      Section 2.03.

            "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

            "B Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

            "B Reduction" has the meaning specified in Section 2.01.

            "Bank of America" means Bank of America National Trust and Savings Association.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New
            York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                  (c) 1/2 of one percent per annum above the Federal Funds Rate.

            "Base Rate Advance" means an A Advance that bears interest as provided in Section 2.07(a)(i).

            "Borrowing" means an A Borrowing or a B Borrowing.

            "Business Combination" means any reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Borrower or the acquisition of assets or stock of another corporation.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "Capitalized Lease Obligation" means, with respect to any Person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount shown on the balance sheet of such Person as determined in accordance with GAAP.

            "Change of Control" means the occurrence of any of the following events:

            (a) the acquisition by any individual, entity or group (within the meanings of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person or Group") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Borrower (the "Outstanding Borrower Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the

      Borrower entitled to vote generally in the election of directors (the "Outstanding Borrower Voting Securities"); provided that, for purposes of this paragraph (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisitions directly from the Borrower, (ii) any acquisition by the Borrower, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Borrower or any corporation controlled by the Borrower or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
      (ii) and (iii) of paragraph (c) below; or

            (b) individuals who, as of the date hereof, constitute the Board of Directors of the Borrower (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Borrower; provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Borrower's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

            (c) consummation by the Borrower of a Business Combination, in each case unless following such Business Combination: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Borrower Common Stock and Outstanding Borrower Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Borrower or all or substantially all of the Borrower's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Borrower Common Stock and Outstanding Borrower Voting Securities, as the case may be, (ii) no Person or Group (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Borrower or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

            (d) approval by the shareholders of the Borrower of a complete liquidation or dissolution of the Borrower.

      The Spin-Off shall be deemed not to constitute a Change of Control for purposes hereof.

            "Citibank" has the meaning specified in the recital of parties to this Agreement.

            "Closing Date" means the earliest date as of which the conditions precedent to effectiveness set forth in Section 3.01 shall have been satisfied or waived.

            "Commitment" means, as to each Lender, the obligation of such Lender to make A Advances in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Commitment" or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 8.07, or pursuant to an assumption of obligations under Section 2.05, as specified in the Register (as such Commitment may be reduced from time to time pursuant hereto). The original aggregate principal amount of the Commitments is $800,000,000.

            "Commitment Increase" has the meaning specified in Section 2.05(d).

            "Commitment Increase Date" has the meaning specified in Section 2.05(d).

            "Commitment Termination Date" means August 13, 2002 or, in the case of any Lender whose Commitment is extended pursuant to Section 2.05(c), the date to which such Commitment is extended; provided in each case that if any such date is not a Business Day, the relevant Commitment Termination Date of such Lender shall be the immediately preceding Business Day. When the term "Commitment Termination Date" is used herein without reference to any particular Lender, such term shall, in such instance, be deemed to be a reference to the latest Commitment Termination Date of any of the Lenders then in effect hereunder.

            "Consolidated" refers to the consolidation of the accounts of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e)(ii).

            "Consolidated Net Tangible Assets" means, at any time, for the Borrower and its Consolidated Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP), Consolidated Tangible Assets at such time after deducting therefrom all current liabilities, other than current liabilities in respect of (a) notes and loans payable,
      (b) current maturities of long-term debt and (c) current maturities of the principal component of Capitalized Lease Obligations.

            "Consolidated Net Worth" means, at any time, the sum for the Borrower and its Consolidated Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP), the amount of capital stock plus the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

            "Consolidated Subsidiary" means a Subsidiary of the Borrower, the accounts of which in accordance with generally accepted accounting principles are consolidated with those of the Borrower.

            "Consolidated Tangible Assets" means, at any time, for the Borrower and its Consolidated Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP), the aggregate amount of all assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles.

            "Convert", "Conversion" and "Converted" each refers to a conversion of A Advances of one Type into A Advances of the other Type pursuant to
      Section 2.08 or 2.09.

            "Debt" of any Person means, without duplication: (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable on customary trade terms or on other trade terms that are more advantageous to the Borrower), (d) Capitalized Lease Obligations of such Person and (e) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
      (a) through (d) above.

            "Debt to Adjusted EBITDA Ratio" means, at any date, the ratio of:

                  (a) Debt of the Borrower and its Consolidated Subsidiaries on
            a Consolidated basis as of such date to

                  (b) (i) Adjusted EBITDA for the Rolling Period ending on or most recently ended prior to such date multiplied by (ii) a fraction, the numerator of which is equal to four and the denominator of which is equal to the number of calendar quarters in such Rolling Period.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" in the Administrative Questionnaire of such Lender or in the Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of

      $5,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (v); (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $3,000,000,000; and (vii) any other Person approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

            "Environmental Laws" means any and all applicable laws and regulations relating to the protection of the environment, including laws relating to emissions, discharges, releases, spills and disposal of material into the environment (e.g., air, surface water, groundwater and the land).

            "Environmental Permit" means any permit, license or other governmental approval required under any Environmental Laws.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, that would have a Material Adverse Effect with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(c) of ERISA; (d) the cessation of operations at a facility of the Borrower or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the failure by the Borrower or any of its ERISA Affiliates to make a payment to a Plan if the conditions for the imposition of a lien under Section 302(f)(1) of ERISA are satisfied; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" in the Administrative Questionnaire of such Lender or in the Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

            "Eurodollar Rate Advance" means an A Advance that bears interest as provided in Section 2.07(a)(ii).

            "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal

      Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Excluded Representations" means the representations and warranties set forth in Section 4.01(e)(iii), Section 4.01(f) (excluding clause (ii) thereof) and the second sentence of Section 4.01(c).

            "Facility Fee" has the meaning specified in Section 2.04(a).

            "Facility Fee Rate" means, for any period during which the Rated Securities are within any Rating Level set forth below, the rate set forth below opposite the reference to such Rating Level:

                Rating Level              Facility Fee Rate (p.a.)
                ------------              ------------------------
               Rating Level 1                   0.065%
               Rating Level 2                   0.075%
               Rating Level 3                   0.085%
               Rating Level 4                   0.105%
               Rating Level 5                   0.125%
               Rating Level 6                   0.175%;

      provided that, if the ratings of the Rated Securities established by S&P and Moody's shall fall within different Rating Levels, the Facility Fee Rate shall be determined by reference to the higher of the two Rating Levels (except that, if the lower such Rating Level is more than one Rating Level below the higher such Rating Level, the Facility Fee Rate shall be determined by reference to the Rating Level that is one Rating Level higher than the lower such Rating Level). Each change in the Facility Fee Rate resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fixed Rate Advances" has the meaning specified in Section
      2.03(a)(i).

            "Floating Rate Advances" has the meaning specified in Section 2.03(a)(i).

            "GAAP" has the meaning specified in Section 1.03.

            "Increasing Lender" has the meaning specified in Section 2.05(d).

            "Indemnified Party" has the meaning specified in Section 8.04(b).

            "Information" has the meaning specified in Section 4.01(j)(i).

            "Interest Coverage Ratio" means, at any date, the ratio of (a) Adjusted EBITDA for the Rolling Period ending on or most recently ended prior to such date to (b) Interest Expense for such Rolling Period.

            "Interest Expense" means, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of all interest in respect of Debt (including, without limitation, the interest component of any payments in respect of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same A Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided that:

                  (i) the Borrower may not select any Interest Period that ends after the Commitment Termination Date;

                  (ii) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same A Borrowing shall be of the same duration;

                  (iii) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Lenders" means the Initial Lenders listed on the signature pages hereof and each institution that shall become a party hereto pursuant to
      Section 2.05 or Section 8.07(a), (b) or (d).

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Majority Lenders" means at any time Lenders owed at least 66-2/3% of the then aggregate unpaid principal amount of the A Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments.

            "Margin Stock" has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System.

            "Material Adverse Effect" means a material adverse effect on (a) the financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole (it being understood that the transactions relating to the Spin-Off described in the Proxy Statement shall not be deemed to constitute such a material adverse effect) or (b) the legality, validity or enforceability of this Agreement or any Note.

            "Material Contract" means any contractual, legal or other obligation binding upon the Borrower or a Material Subsidiary under which a default in payment by the Borrower or such Material Subsidiary would have a Material Adverse Effect.

            "Material Subsidiary" means, at any time, any Consolidated Subsidiary that, on a consolidated basis with its Subsidiaries, has:

                  (a) at least 5% (in the case of Queeny U.K. and Queeny
            Belgium) or 10% (in the case of each other Consolidated Subsidiary) of the total Consolidated assets of the Borrower and its Consolidated Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower); or

                  (b) at least 5% (in the case of Queeny U.K. and Queeny
            Belgium) or 10% (in the case of each other Consolidated Subsidiary) of the Consolidated net sales of the Borrower and its Consolidated Subsidiaries for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower.

            "Monsanto" has the meaning specified in the Preliminary Statements hereof.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which the Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower (or its predecessor's chemicals business) or any of its ERISA Affiliates and at least one Person other than the Borrower (or its predecessor's chemicals business) and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower (or its predecessor's chemicals business) or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Note" means an A Note or a B Note.

            "Notice of A Borrowing" has the meaning specified in Section
      2.02(a).

            "Notice of B Borrowing" has the meaning specified in Section 2.03(a)(i).

            "Ownership Interest" in (or of) any corporation, partnership, joint venture, limited liability company, trust or estate means (a) issued and outstanding capital stock having ordinary voting power in the election of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) an interest in the capital or profits of such partnership, joint venture or limited liability company or (c) a beneficial interest in such trust or estate.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Post-Closing Date Information" has the meaning specified in Section 4.01(j)(iv).

            "Principal Property" means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, the gross book value of which on the date as of which such determination is being made exceeds 1% of the gross property, plant and equipment of the Borrower as shown in its Consolidated financial statements, provided that any property which, in the opinion of the Borrower, is not of material importance to the business of the Borrower and its Consolidated Subsidiaries, taken as a whole, shall not be deemed to be a Principal Property.

            "Proxy Statement" means the proxy statement of Monsanto filed with the Securities and Exchange Commission on July 14, 1997 relating to the Spin-Off, as amended from time to time (without prejudice to Section 5.02(e)).

            "Queeny Belgium" means Monsanto Chemicals Europe S.A., an indirect wholly owned Consolidated Subsidiary of the Borrower whose name is to be changed after the date hereof.

            "Queeny U.K." means Monsanto Chemicals U.K. Limited, an indirect wholly owned Consolidated Subsidiary of the Borrower whose name is to be changed after the date hereof.

            "Rated Securities" means, at any time, the long-term senior unsecured, unguaranteed debt securities of the Borrower outstanding at such time.

            "Rating Level" means Rating Level 1, Rating Level 2, Rating Level 3, Rating Level 4, Rating Level 5 or Rating Level 6. For purposes hereof, Rating Level 1 shall be deemed to be the highest Rating Level and Rating Level 6 shall be deemed to be the lowest Rating Level.

            "Rating Level 1" means a rating of the Rated Securities better than or equal to A2 by Moody's or better than or equal to A by S&P.

            "Rating Level 2" means a rating of the Rated Securities equal to A3 by Moody's or A- by S&P.

            "Rating Level 3" means a rating of the Rated Securities equal to Baa1 by Moody's or BBB+ by S&P.

            "Rating Level 4" means a rating of the Rated Securities equal to Baa2 by Moody's or BBB by S&P.

            "Rating Level 5" means a rating of the Rated Securities equal to Baa3 by Moody's or BBB- by S&P.

            "Rating Level 6" means a rating of the Rated Securities less than Baa3 by Moody's and less than BBB- by S&P. If Moody's or S&P shall not have in effect a rating for the Rated Securities at any time, then the Rated Securities shall be deemed to be rated by Moody's or S&P, as the case may be, in Rating Level 6.

            "Rating Level Change" means a change in the rating of the Rated Securities by either or both of Moody's and S&P (other than as a result of a change in the rating system of such rating agency) that results in the change from one Rating Level to another, which Rating Level Change shall be effective on the date on which the relevant change in the rating of the Rated Securities is first announced by Moody's or S&P, as the case may be.

            "Reference Banks" means Citibank, Bank of America and Societe Generale; provided that the Borrower may at any time substitute another Lender as one of the Reference Banks, but such substitution shall terminate after 30 days if within such period the Majority Lenders shall have notified the Administrative Agent of their objection to such substitution.

            "Register" has the meaning specified in Section 8.07(c).

            "Registration Statement" means the registration statement on Form 10 of the Borrower to effect the registration of the Borrower's common stock pursuant to the Exchange Act, as amended from time to time (without prejudice to Section 5.02(e)).

            "Rolling Period" means:

            (a) with respect to determinations made prior to September 30, 1997, the period commencing on January 1, 1997 and ending on June 30, 1997;

            (b) with respect to determinations made on or after September 30, 1997 but prior to December 31, 1997, the period commencing on January 1, 1997 and ending on September 30, 1997; and

            (c) with respect to determinations made on or after December 31, 1997, the period of four consecutive calendar quarters ending on or most recently ended prior to such date.

            "S&P" means Standard & Poor's Ratings Services, presently a division of The McGraw-Hill Companies, Inc., and its successors.

            "Single Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower (or its predecessor's chemicals business) or any of its ERISA Affiliates and no Person other than the Borrower (or its predecessor's chemicals business) and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower (or its predecessor's chemicals business) or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Solvent" means, with respect to any Person on a particular date, that on such date (a) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would be unreasonably small in relation to such business or such transaction.

            "Specified Joint Venture" means a joint venture or other Person (other than a Consolidated Subsidiary of the Borrower) of which (or in which) at least 50% of the Ownership Interests thereof is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more of its Consolidated Subsidiaries or by one or more of the Borrower's Consolidated Subsidiaries, provided that the Borrower's joint venture partners in such joint venture or other Person do not, in the aggregate, control (or possess the ability to control) such joint venture or other Person. For purposes of this definition, a "joint venture partner" means a Person that owns any Ownership Interests in the related joint venture or other Person and that is not the Borrower or one of its Consolidated Subsidiaries.

            "Spin-Off" has the meaning specified in the Preliminary Statements to this Agreement.

            "Spin-Off Documents" means, collectively, (a) the Proxy Statement,
      (b) the Registration Statement, (c) the Distribution Agreement dated as of a date on or prior to the Closing Date by and between Monsanto and the Borrower, (d) the Employee Benefits and Compensation Allocation Agreement dated as of a date on or prior to the Closing Date by and between Monsanto and the Borrower and (e) the Tax Sharing and Indemnification Agreement dated as of a date on or prior to the Closing Date by and between Monsanto and the Borrower, in each case as amended from time to time (without prejudice to Section 5.02(e)).

            "Spin-Off Properties" means the properties and businesses contemplated to be transferred to or purchased by the Borrower and its Subsidiaries under the Spin-Off Documents.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of the Ownership Interests thereof is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

            "Taxes" has the meaning specified in Section 2.15(a).

            "Threshold Amount" means, at any time: (a) if the Borrower's Consolidated Net Worth at such time is greater than zero, $35,000,000; and
      (b) at any other time, $25,000,000.

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. Accounting Terms and Determinations. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e)(ii) ("GAAP"). All determinations of Adjusted EBITDA, Consolidated Net Tangible Assets, Consolidated Net Worth, Consolidated Tangible Assets and Interest Expense shall be made on the basis of the financial statements most recently delivered pursuant to Section 4.01(e)(i) and Sections 5.01(i)(i), (ii) and
(iii). In the event that, after the date of this Agreement, there are any changes in GAAP, the Lenders will consider a request by the Borrower to amend this Agreement to take account of such changes.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. The A Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the Closing Date to and including the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction"). Each A Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, or the aggregate amount of the unused portion of the Lenders' Commitments; provided that any A Borrowing in an aggregate amount less than $10,000,000 shall consist solely of Base Rate Advances. In addition, each A Borrowing shall consist of A Advances of the same Type and having the same Interest Period made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and, on or prior to the Commitment Termination Date, reborrow under this Section 2.01.

            SECTION 2.02.  Making the A Advances.

            (a) Each A Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed A Borrowing (in the case of an A Borrowing to be comprised of Eurodollar Rate Advances), or by 11:00 A.M. (New York City time) on the day of the proposed A Borrowing (in the case of an A Borrowing to be comprised of Base Rate Advances), by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or by telex. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopier or by telex, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing consisting of Eurodollar Rate Advances, the initial Interest Period for each such A Advance. Each Lender shall on the date of such A Borrowing, before 11:00 A.M. (New York City time), in the case of an A Borrowing to be comprised of Eurodollar Rate Advances, and before 1:00 P.M. (New York City time), in the case of an A Borrowing to be comprised of Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such A Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

            (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for any A Borrowing if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 (except as otherwise provided in Section 2.12(b)(ii)).

            (c) Each Notice of A Borrowing shall be binding on the Borrower. In the case of any A Borrowing that the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any revocation of such Notice of A Borrowing by the Borrower or any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such revocation or failure, is not made on such date.

            (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any A Borrowing (in the case of an A Borrowing to be comprised of Eurodollar Rate Advances) and not later than 12:00 Noon (New York City time) on the Business Day of the proposed A Borrowing (in the case of an A Borrowing to be comprised of Base Rate Advances) that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such A Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount; provided that nothing in this subsection (d) shall be construed to relieve any Lender from any obligation hereunder to make available to the Administrative Agent its ratable portion of such A Borrowing in accordance with subsection (a) of this Section 2.02. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time to the A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

            SECTION 2.03.  The B Advances.

            (a) Each Lender severally agrees that the Borrower may make B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the Closing Date until the date occurring seven days prior to the Commitment Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, (X) the aggregate amount of the B Advances of all Lenders then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders, and (Y) the aggregate amount of all Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders.

                (i) The Borrower may request a B Borrowing under this Section
      2.03 by delivering to the Administrative Agent, by telecopier or telex, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein:

                  (1)   the date of such proposed B Borrowing;

                  (2)   the aggregate amount of such proposed B Borrowing;

                  (3) the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring thirty days after the date of such B Borrowing or later than the Commitment Termination Date);

                  (4)   the interest payment date or dates relating thereto; and

                  (5) whether such B Borrowing is to be comprised of Fixed Rate
            Advances or Floating Rate Advances; and

                  (6)   any other terms to be applicable to such B Borrowing,

      not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the B Advances comprising any such B Borrowing being referred to herein as "Fixed Rate Advances") and (B) at least four Business Days prior to the date of the proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them (the B Advances comprising such B Borrowing being referred to herein as "Floating Rate Advances"). The Administrative Agent shall in turn promptly notify each Lender of each request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.

               (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) on the date of such proposed B Borrowing, in the case of a B Borrowing consisting of Fixed Rate Advances and three Business Days before the date of such proposed B Borrowing, in the case of a B Borrowing consisting of Floating Rate Advances, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing;

      provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

              (iii) The Borrower shall, in turn, before 12:00 Noon (New York City time) on the date of such proposed B Borrowing, in the case of a B Borrowing consisting of Fixed Rate Advances, and before 1:00 P.M. (New York City time) three Business Days before the date of such proposed B Borrowing, in the case of a B Borrowing consisting of Floating Rate Advances, either:

                  (x) cancel such B Borrowing by giving the Administrative Agent notice to that effect, or

                  (y) accept one or more of the offers made by any Lender or
            Lenders pursuant to paragraph (ii) above, in order of the lowest to highest rates of interest or margins (or, if two or more Lenders bid at the same rate of interest, and the amount of accepted offers is less than the aggregate amount of such offers, the amount to be borrowed from such Lenders as part of such B Borrowing shall be allocated among such Lenders pro rata on the basis of the maximum amount offered by such Lenders at such rates or margin in connection with such B Borrowing), by giving notice to the Administrative Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such B Advance pursuant to paragraph
            (ii) above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect.

               (iv) If the Borrower notifies the Administrative Agent that such B Borrowing is canceled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

                (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and
      (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in
      Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 1:00 P.M. (New York City time) on the date of such B Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's portion of such B Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address referred to in Section
      8.02. Promptly after each B Borrowing the Administrative Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

            (b) Each B Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, or the aggregate amount of the unused portion of the Lenders' Commitments and, following the making of each B Borrowing, the Borrower shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

            (c) Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay pursuant to subsection (d) below, and reborrow under this Section 2.03; provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

            (d) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made a B Advance, on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. The Borrower shall not have the right to prepay any B Advance.

            (e) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is paid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable (i) on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance, and (ii) on the date such B Advance shall be paid in full. Upon the occurrence and during the continuance of any Event of Default, the Borrower shall pay interest on the amount of unpaid principal of each B Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such B Advance under the terms of the B Note evidencing such B Advance unless otherwise agreed in such B Note.

            (f) The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Lender making such B Advance.

            (g) The Borrower shall pay to the Administrative Agent for its own account the Competitive Bid Administration Fee described in Section 2.04(b) with each request for a B Borrowing whether or not any B Borrowing is in fact made.

            SECTION 2.04.  Fees.

            (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the "Facility Fee") on the aggregate amount (whether used or unused) of such Lender's Commitment from the date hereof (in the case of each Initial Lender) and from the effective date specified in the Acceptance pursuant to which it became a Lender (in the case of each other Lender) until the Commitment Termination Date of such Lender at a rate per annum equal to the Facility Fee Rate in effect from time to time. The Facility Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and, for each Lender, on the Commitment Termination Date of such Lender.

            (b) Competitive Bid Administration Fee. The Borrower shall pay to the Administrative Agent for its own account a fee in an amount heretofore agreed between the Borrower and the Administrative Agent with each request for a B Borrowing whether or not any B Borrowing is in fact made.

            SECTION 2.05. Termination, Reduction, Extension and Increase of the Commitments.

             (a) Commitment Reductions. The Commitment of each Lender shall be automatically reduced to zero on the Commitment Termination Date of such Lender. In addition, the Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that (i) the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding; and (ii) each partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Once terminated, a Commitment cannot be reinstated.

            (b) Closing Date. On October 31, 1997, the Commitment of each Lender shall be automatically reduced to zero if the Closing Date shall not have occurred on or prior to such date.

            (c)   Commitment Extensions.

            (i) The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not more than 60 days and not less than 40 days prior to each anniversary (each such anniversary, an "Anniversary Date") of the date hereof, request that each Lender extend such Lender's Commitment Termination Date to the date (the "New Commitment Termination Date") that is one year after the then Commitment Termination Date.

            (ii) Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not more than 30 days immediately prior to the Anniversary Date but in any event no later than the date (the "Notice Date") that is 20 days immediately prior to the Anniversary Date, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Commitment Termination Date (a "Non-Extending Lender") shall notify the Administrative Agent (which shall notify the other Lenders) of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

            (iii) The Administrative Agent shall notify the Borrower of each Lender's determination under this Section 2.05(c) no later than the date 15 days prior to the Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

            (iv) The Borrower shall have the right on or before the Anniversary Date to replace each Non-Extending Lender with, and add as "Lenders" under this Agreement in place thereof, one or more Eligible Assignees (each, an "Additional Commitment Lender") with the approval of the Administrative Agent and the Syndication Agent (which approvals shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an Assumption and Acceptance pursuant to which such Additional Commitment Lender shall, effective as of the Anniversary Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date).

            (v) If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Commitment Termination Date and the additional Commitments of the Additional Commitment Lenders shall be equal to 100% of the aggregate amount of the Commitments in effect on the Anniversary Date, then, effective as of the Anniversary Date: (x) the Commitment Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the New Commitment Termination Date and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement; and (y) the Commitment Termination Date of each Non-Extending Lender shall be changed to such Anniversary Date. Notwithstanding anything in this Agreement to the contrary, no Non-Extending Lender shall participate in any Eurodollar Rate Advances or B Advances made after the related Notice Date.

            (vi) Notwithstanding the foregoing, the extension of the Commitment Termination Date pursuant to this Section 2.05(c) shall not be effective with respect to any Lender unless:

                  (x) no Default shall have occurred and be continuing on either of the date of the notice requesting such extension or the Anniversary Date; and

                  (y) each Non-Extending Lender shall have been paid in full by the Borrower all amounts owing to such Lender hereunder on or before the Anniversary Date.

            (d) Commitment Increase.

            (i) The Borrower may at any time, by notice to the Administrative Agent, propose that the aggregate amount of the Commitments be increased (a "Commitment Increase"), effective as of a date (such date or such other date as agreed to by the Administrative Agent and the Borrower being the "Commitment Increase Date") that shall be (A) prior to the Commitment Termination Date and (B) at least 15 Business Days after the date of such notice; provided that:

                  (1) the Borrower may not propose more than one Commitment Increase during any period of 12 consecutive months;

                  (2) the minimum proposed Commitment Increase for each
            Commitment Increase Date shall be $100,000,000;

                  (3) in no event shall the aggregate amount of the Commitments at any time exceed $1,000,000,000; and

                  (4) no Default or Event of Default has occurred and is
            continuing on such Commitment Increase Date.

      The Administrative Agent shall notify the Lenders promptly upon its receipt of any such notice. It shall be in each Lender's sole discretion whether to increase its Commitment hereunder in connection with a proposed Commitment Increase. No later than 10 Business Days after its receipt of the Borrower's notice, each Lender that is willing to increase its Commitment hereunder (an "Increasing Lender") shall deliver to the Administrative Agent a notice, in which such Lender shall set forth the maximum increase in its Commitment to which such Lender is willing to agree, and the Administrative Agent shall promptly provide to the Borrower a copy of such Increasing Lender's notice. The Administrative Agent shall cooperate with the Borrower in discussions with the Lenders and Eligible Assignees with a view to arranging the proposed Commitment Increase through the increase of the Commitments of one or more of the Lenders and/or the addition as Assuming Lenders of one or more Eligible Assignees acceptable to the Borrower, the Syndication Agent and the Administrative Agent and as parties to this Agreement, provided that (X) the minimum Commitment of each such Assuming Lender that becomes a party to this Agreement pursuant to this Section 2.05(d) shall be $25,000,000 and (Y) any allocations of Commitments shall be determined by the Borrower (provided that allocations of increases in Commitments among Increasing Lenders shall be based on the ratio of each existing Lender's proposed increased Commitment, if any, to the aggregate of all of the existing Lenders' proposed increased Commitments). If agreement is reached prior to the Commitment Increase Date with the Increasing Lenders and Assuming Lenders, if any, as to a Commitment Increase (the amount of which may be less than that specified in the applicable notice from the Borrower), the Borrower shall deliver, no later than one day prior to the Commitment Increase Date, a notice to the Administrative Agent (and the Administrative Agent shall give notice thereof to the Lenders (including any Assuming Lenders)).

            On the Commitment Increase Date, the Assuming Lenders, if any, shall become Lenders hereunder as of the Commitment

      Increase Date and the Commitments of such Increasing Lenders and such Assuming Lenders shall become or be, as the case may be, as of the Commitment Increase Date the amounts specified in the notice delivered by the Borrower to the Administrative Agent; provided that:

                  (x) the Administrative Agent shall have received on or prior to 9:00 A.M. (New York City time) on the Commitment Increase Date
            (A) a duly executed A Note for each Assuming Lender and each Increasing Lender, in each case in an amount equal to the Commitment of each such Assuming Lender and each such Increasing Lender after giving effect to such Commitment Increase and (B) an opinion of counsel for the Borrower in substantially the form of Exhibit D hereto (except for the opinion in paragraph 6 thereof), dated such Commitment Increase Date, together with a copy, certified on the Commitment Increase Date by the Secretary, an Assistant Secretary or a comparable official of the Borrower, of the resolutions adopted by the Board of Directors of the Borrower, authorizing such Commitment Increase (with copies for each Lender, including each Assuming Lender);

                  (y) with respect to each Assuming Lender, the Administrative
            Agent shall have received, on or prior to 9:00 A.M. (New York City time) on the Commitment Increase Date, an appropriate Assumption and Acceptance, duly executed by such Assuming Lender, the Borrower and the Administrative Agent; and

                  (z) each Increasing Lender that proposes to increase its
            Commitment in connection with such Commitment Increase shall have delivered, on or prior to 9:00 A.M. (New York City time) on the Commitment Increase Date, confirmation in writing satisfactory to the Administrative Agent as to its increased Commitment and a copy of such confirmation to the Borrower.

            (ii) Upon its receipt of notice from a Lender that it is increasing its Commitment hereunder, together with the appropriate A Notes and opinions referred to in clause (x) above, the Administrative Agent shall
      (I) record the information contained therein in the Register and (II) give prompt notice thereof to the Borrower. Upon its receipt of an Assumption and Acceptance executed by an Assuming Lender representing that it is an Eligible Assignee, together with the appropriate A Notes and opinions referred to in clause (x) above, the Administrative Agent shall, if such Assumption and Acceptance has been completed, (i) accept such Assumption and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

            (iii) In the event that the Administrative Agent shall not have received notice from the Borrower as to such agreement on or prior to the Commitment Increase Date or the Borrower shall, by notice to the Administrative Agent prior to the Commitment Increase Date, withdraw such proposal or any of the actions provided for in clauses (x) through (z) above shall not have occurred by the Commitment Increase Date, such proposal by the Borrower shall be deemed not to have been made. In such event, the actions theretofore taken under clauses (x) through (z) above shall be deemed to be of no effect, and all the rights and obligations of the parties shall continue as if no such proposal had been made.

            (iv) In the event that the Administrative Agent shall have received notice from the Borrower as to such agreement on or prior to the Commitment Increase Date and the action provided for in clauses (x) through (z) above shall have occurred by 9:00 A.M. (New York City time) on the Commitment Increase Date, the Administrative Agent shall notify the Lenders (including the Assuming Lenders) of the occurrence of the Commitment Increase Date promptly and in any event by 10:00 A.M. (New York City time) on such date by telecopier, telex or cable. Each Increasing Lender and each Assuming Lender shall, before 11:00 A.M. (New York City time) on the Commitment Increase Date, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, an amount equal to such Increasing Lender's or Assuming Lender's ratable portion of the A Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase). After the Administrative Agent's receipt of such funds, the Administrative Agent will promptly thereafter cause to be distributed like funds to the Lenders for the account of their respective Applicable Lending Offices in an amount to each Lender such that the aggregate amount of the outstanding A Advances owing to each Lender after giving effect to such distribution equals such Lender's ratable portion of the A Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase). If the Commitment Increase Date shall occur on a date that is not the last day of the Interest Period for all Eurodollar Rate Advances then outstanding, (a) the Borrower shall pay any amounts owing pursuant to Section 8.04(c) as a result of the distributions to Lenders under this Section 2.05(d)(iv) and
      (b) for each A Borrowing comprised of Eurodollar Rate Advances, the respective Advances made by the Increasing Lenders and the Assuming Lenders pursuant to this Section 2.05(d)(iv) shall be Base Rate Advances until the last day of the then existing Interest Period for such A Borrowing.

            SECTION 2.06.  Repayment of Advances.

            (a) A Advances. The Borrower shall repay the principal amount of each A Advance made by each Lender, and each A Advance made by such Lender shall mature, on the Commitment Termination Date of such Lender.

            (b) B Advances. The Borrower shall repay the principal amount of each B Advance made by each Lender as provided in Section 2.03(e).

            SECTION 2.07.  Interest on A Advances.

            (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each A Advance owing to each Lender from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such A Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such A Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such A Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Borrower shall pay interest on the unpaid principal amount of each A Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such A Advance pursuant to clause (a)(i) or (a)(ii) above.

            SECTION 2.08. Interest Rate Determination; Changes in Rating
Systems.

            (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

            (b) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

            (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances and on and after such date the right of the Borrower to Convert such A Advances shall terminate.

            (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation
of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended.

            (f) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

            (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

            (ii) each such A Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

            (iii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            (g) If the rating system of either Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent (on behalf of the Lenders) shall negotiate in good faith to amend the references to specific ratings in this Agreement to reflect such changed rating system or the non-availability of ratings from such rating agency (provided that any such amendment to such specific ratings shall in no event be effective without the approval of the Majority Lenders).

            SECTION 2.09. Optional Conversion of A Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all A Advances of one Type comprising the same Borrowing into A Advances of the other Type; provided that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the A Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such A Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            SECTION 2.10.  Prepayments, Etc.

            (a) Optional Payments of A Advances. The Borrower may, upon notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the proposed date in the case of Base Rate Advances and at least two Business Days prior to the proposed date in the case of Eurodollar Rate Advances, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the A Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

            (b) Change of Control. If any Change of Control shall occur, then, upon notice to the Borrower by the Administrative Agent (acting at the request, or with the consent, of the Majority Lenders) to such effect and stating that the same is a "Change of Control Prepayment Notice", the Commitments shall be automatically reduced to zero and the Borrower shall prepay the Advances in full.

            SECTION 2.11. Increased Costs.

            (a) If due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in each case, after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or Floating Rate Advances, then such Lender may from time to time give notice of such circumstances to the Borrower (with a copy to the Administrative Agent); provided that each Lender agrees, before giving any such notice, to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased costs and would not be disadvantageous to such Lender. The amount sufficient to compensate such Lender in light of such increase in costs to such Lender or any corporation controlling such Lender shall be determined by such Lender in good faith on a basis that allocates the amounts sufficient to compensate such Lender in light of such increase ratably among all applicable Advances. A certificate specifying the event referred to in this Section 2.11(a), the amount sufficient to compensate such Lender and the basis of its computation (which shall be reasonable), submitted in good faith to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes absent manifest error. Each Lender agrees to provide reasonably prompt notice to the Borrower of the occurrence of any event referred to in the first sentence of this Section 2.11(a).

            (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, such Lender may from time to time give notice of such circumstances to the Borrower (with a copy to the Administrative Agent); provided that each Lender agrees, before giving any such notice, to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, the cost to the Lender of such increase in the amount of capital maintained by such Lender and would not be disadvantageous to such Lender. The amount sufficient to compensate such Lender in light of such increase in the amount of capital maintained by such Lender or any corporation controlling such Lender shall be determined by such Lender in good faith to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate specifying the event referred to in this Section 2.11(b), the amount sufficient to compensate such Lender and the basis of its computation (which shall be reasonable), submitted in good faith to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes absent manifest error. Each Lender agrees to provide reasonably prompt notice to the Borrower of the occurrence of any event referred to in the first sentence of this Section 2.11(b).

            (c) The Borrower shall, within five days of receiving a notice from any Lender pursuant to clause (a) or (b) of this Section 2.11, elect (and shall notify such Lender and the Administrative Agent of such election) to:

            (i) pay to the Administrative Agent for the account of such Lender, from time to time commencing on the date of notice by such Lender and as specified by such Lender, (A) the amount such Lender has set forth in the certificate which such Lender has delivered to the Borrower pursuant to clause (a) of this Section 2.11 or (B) the amount such Lender has set forth in the certificate which such Lender has delivered to the Borrower pursuant to clause (b) of this Section 2.11; or

            (ii) if no Default shall have occurred and be continuing, require that such Lender assign to the Borrower's designated assignee or assignees, in accordance with the terms of Section 8.07, all Advances then owing to such Lender and all rights and obligations of such Lender hereunder; provided that (A) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or assignments which together cover all of the rights and obligations of the assigning Lender under this Agreement, (B) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this
      Section 2.11(c) unless and until such Lender shall have received one or more payments from either the Borrower or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the A Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount, all Facility Fees and other fees payable to such Lender and all other amounts payable to such Lender under this Agreement (including, but not limited to, any increased costs or other additional amounts (computed in accordance with this Section 2.11), and any Taxes, incurred by such Lender prior to the effective date of such assignment and amounts payable under
      Section 8.04(a)) and (C) each such assignment shall be made pursuant to an Assignment and Acceptance; provided that such assignment shall not be effective if, after giving effect to such assignment, the aggregate amount of the Commitments so assigned or terminated under this Section 2.11,
      Section 2.12(b) and Section 2.15(g) during the term of this Agreement would exceed 25% of the aggregate amount of the Commitments as of the Closing Date. Upon such payments and prepayments, the obligations of such Lender hereunder, by the provisions hereof, shall be released and discharged; provided that such Lender's rights under Sections 2.11, 2.15 and 8.04(b), and its obligations under Section 7.05, shall survive such release and discharge as to matters occurring prior to the date of termination of such Lender's Commitment.

            SECTION 2.12.  Illegality.

            (a) Notwithstanding any other provision of this Agreement, if any Lender (any such Lender being referred to herein as an "Affected Lender") shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or Floating Rate Advances or to fund or maintain Eurodollar Rate Advances or Floating Rate Advances hereunder, the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided that such suspension shall not become effective in the event the Borrower requires the assignment of the Affected Lender's Advances owing to it and its other rights and obligations hereunder pursuant to clause (b)(ii) below. The Borrower's right to require an assignment in accordance with clause (b)(ii) below shall not be effective to the extent that Lenders representing a majority of the Commitments then outstanding shall be "Affected Lenders".

            (b) The Borrower shall, within five days of receiving a notice from any Affected Lender pursuant to clause (a) of this Section 2.12, elect (and shall notify such Affected Lender and the Administrative Agent of such election) to:

            (i) prepay in full all Eurodollar Rate Advances or Floating Rate Advances then outstanding, together with interest thereon, unless the Borrower, within five Business Days of notice from the Administrative Agent Converts all Eurodollar Rate Advances or Floating Rate Advances of all Lenders then outstanding into Base Rate Advances in accordance with
      Section 2.09; or

            (ii) if no Default shall have occurred and be continuing, require that such Affected Lender assign to the Borrower's designated assignee or assignees, in accordance with the terms of Section 8.07, all Advances then owing to such Affected Lender and all rights and obligations of such Affected Lender hereunder; provided that (A) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Affected Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or assignments which together cover all of the rights and obligations of the assigning Affected Lender under this Agreement, (B) no Affected Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 2.12(b) unless and until such Affected Lender shall have received one or more payments from either the Borrower or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the A Advances owing to such Affected Lender, together with accrued interest thereon to the date of payment of such principal amount, all Facility Fees and other fees payable to such Affected Lender and all other amounts payable to such Affected Lender under this Agreement (including, but not limited to, any increased costs or other additional amounts (computed in accordance with Section 2.11), and any Taxes, incurred by such Affected Lender prior to the effective date of such assignment and amounts payable under Section 8.04(a)) and (C) each such assignment shall be made pursuant to an Assignment and Acceptance; provided that such assignment shall not be effective if, after giving effect to such assignment, the aggregate amount of the Commitments so assigned or terminated under this Section 2.12(b), Section 2.11 and
      Section 2.15(g) during the term of this Agreement would exceed 25% of the aggregate amount of the Commitments as of the Closing Date. Upon such payments and prepayments, the obligations of such Affected Lender hereunder, by the provisions hereof, shall be released and discharged; provided that such Affected Lender's rights under Sections 2.11, 2.15 and 8.04(b), and its obligations under Section 7.05, shall survive such release and discharge as to matters occurring prior to the date of termination of such Affected Lender's Commitment.

            SECTION 2.13.  Payments and Computations.

            (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or Facility Fees ratably (other than amounts payable pursuant to Sections 2.03, 2.04(b), 2.05(c), 2.05(d), 2.11, 2.12, 2.15 or 8.04(c)) to the Lenders for the
account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c) from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of Facility Fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Facility Fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Facility Fee, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or Floating Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

            SECTION 2.14. Notations on the A Notes. All A Advances made by each Lender to the Borrower pursuant to this Agreement and all payments made on account of principal thereof shall be recorded by such Lender and, prior to any assignment by such Lender of the A Note issued to it, all unpaid A Advances shall be endorsed on the grid attached to such A Note; provided, however, that the failure of such Lender to make any such notations shall not limit or otherwise affect the Borrower's obligations to such Lender with respect to such A Advances. Upon the payment in full of any Lender's A Advances then outstanding and the termination in full of such Lender's Commitment, such Lender shall cancel and return such Lender's A Note to the Borrower and be fully responsible for any claims or liabilities arising in connection with or resulting from any sale of participations therein.

            SECTION 2.15.  Taxes.

            (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection
(d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement (in the case of each Initial Lender) and on the date of the Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.15(a). If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required by the versions of Internal Revenue Service Form 1001 or 4224 in effect on the date hereof, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.15(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.15(a) with respect to Taxes imposed by the United States; provided that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

            (g) So long as no Default shall have occurred and be continuing, if the Borrower shall be required by law to deduct any

Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or shall be required to indemnify any Lender for any Taxes under Section 2.15(c) (each such Lender, a "Specified Lender"), the Borrower may, within five days of receiving a notice from any Specified Lender pursuant to clause (a) of this Section 2.15, elect (and shall notify such Specified Lender and the Administrative Agent of such election) to require that such Specified Lender assign to the Borrower's designated assignee or assignees, in accordance with the terms of Section 8.07, all Advances then owing to such Specified Lender and all rights and obligations of such Specified Lender hereunder; provided that (A) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Specified Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or assignments which together cover all of the rights and obligations of the assigning Specified Lender under this Agreement, (B) no Specified Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 2.15(g) unless and until such Specified Lender shall have received one or more payments from either the Borrower or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the A Advances owing to such Specified Lender, together with accrued interest thereon to the date of payment of such principal amount, all Facility Fees and other fees payable to such Specified Lender and all other amounts payable to such Specified Lender under this Agreement (including, but not limited to, any increased costs or other additional amounts (computed in accordance with Section 2.11), and any Taxes, incurred by such Specified Lender prior to the effective date of such assignment and amounts payable under Section 8.04(a)) and (C) each such assignment shall be made pursuant to an Assignment and Acceptance; provided that such assignment shall not be effective if, after giving effect to such assignment, the aggregate amount of the Commitments so assigned or terminated under this Section 2.15(g),
Section 2.11 and Section 2.12 during the term of this Agreement would exceed 25% of the aggregate amount of the Commitments as of the Closing Date. Upon such payments and prepayments, the obligations of such Specified Lender hereunder, by the provisions hereof, shall be released and discharged; provided that such Specified Lender's rights under Sections 2.11, 2.12, 2.15 and 8.04(b), and its obligations under Section 7.05, shall survive such release and discharge as to matters occurring prior to the date of termination of such Specified Lender's Commitment.

            SECTION 2.16. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances owing to it (other than pursuant to Sections 2.05(c), 2.05(d), 2.11, 2.12, 2.15 or 8.04(c)) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the A Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.


                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

            SECTION 3.01. Conditions Precedent to Initial Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing is subject to the condition precedent that the Administrative Agent shall have received, on or prior to October 31, 1997, the following, each (unless otherwise specified below) dated the Closing Date, in form and substance satisfactory to the Administrative Agent (and, to the extent specified below, each Lender) and (except for the Notes) in sufficient copies for each Lender:

            (a) A Notes. The A Notes to the order of the Lenders, respectively.

            (b) Charter Documents, Etc.

                  (1) Certified copies of (x) the charter and by-laws of the
            Borrower, (y) the resolutions of the Board of Directors of the Borrower authorizing and approving this Agreement and the Notes, and
            (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                  (2) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                  (3) A certificate from the Secretary of State of the State of
            Delaware dated a date reasonably close to the Closing Date as to the good standing of and charter documents filed by the Borrower.

            (c) Opinions.

                  (1) A favorable opinion of the General Counsel of the
            Borrower, substantially in the form of Exhibit D.

                  (2) A favorable opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel for the Administrative Agent, substantially in the form of Exhibit E.

            (d) Solvency. A certificate of a senior financial officer of the Borrower to the effect that the Borrower (both individually and collectively with its Consolidated Subsidiaries) is Solvent.

            (e) Spin-Off Matters.

                  (1) Spin-Off Resolutions, Etc. Certified copies of the
            resolutions of the Board of Directors of Monsanto and the Borrower authorizing and approving the Spin-Off and the transactions contemplated thereby.

                  (2) Spin-Off Documents, Etc. Certified copies of each Spin-Off
            Document, each as amended and in effect on the Closing Date.

                  (3) Spin-Off Effectiveness, Etc. Evidence that (i) all
            Spin-Off Properties (other than intangible properties and contract rights that, in the aggregate, are immaterial to the business of the Borrower and its Subsidiaries, taken as a whole) have been (or simultaneously with the occurrence of the Closing Date shall be) transferred to or purchased by the Borrower and its Subsidiaries in accordance with the Spin-Off Documents; and (ii) the Spin-Off shall otherwise have been (or simultaneously with the occurrence of the Closing Date shall be) consummated in all material respects in accordance with the terms of the Spin-Off Documents (without any waiver or amendment that is materially adverse to the Borrower and/or the Lenders in connection with the financing not consented to by the Lenders), and in compliance with applicable law.

            (f) Representations, Etc. A certificate signed by a duly authorized officer of the Borrower stating that:

                  (1) the representations and warranties contained in Section
            4.01 are correct on and as of the Closing Date, and

                  (2) no event has occurred and is continuing that constitutes a
            Default.

            (g) Other. Such other approvals, opinions and documents relating to material ERISA, environmental and Spin-Off matters as the Administrative Agent or any Lender may, through the Administrative Agent, reasonably request.

            SECTION 3.02. Conditions Precedent to Each A Borrowing. The obligation of each Lender to make an A Advance on the occasion of each A Borrowing shall be subject to the conditions precedent that the Closing Date shall have occurred and on the date of such A Borrowing:

            (a) the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the Borrower of the proceeds of such A Borrowing shall constitute a representation and warranty by the Borrower that on the date of such A Borrowing such statements are true):

                  (i) the representations and warranties contained in Section
            4.01 (except the Excluded Representations) are correct on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (ii) no event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

            (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

            SECTION 3.03. Conditions Precedent to Each B Borrowing. The obligation of each Lender that is to make a B Advance on the occasion of each B Borrowing to make such B Advance as part of such B Borrowing is subject to the conditions precedent that the Closing Date shall have occurred and (a) the Administrative Agent shall have received the Notice of B Borrowing with respect thereto, (b) on or before the date of such B Borrowing, but prior to such B

Borrowing, the Administrative Agent shall have received a B Note payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.03, and (c) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

                  (i) the representations and warranties contained in Section
            4.01 (except the Excluded Representations) are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (ii) no event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

            SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the proposed Closing Date (as notified by the Borrower or the Administrative Agent to the Lenders) specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Closing Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) Incorporation; Good Standing. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) Corporate Authority; No Breach. The execution, delivery and performance by the Borrower of this Agreement and the Notes, and the consummation of the Spin-Off and the other transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene
      (i) the Borrower's charter or bylaws or (ii) law or any contractual restriction binding on or affecting the Borrower.

            (c) No Consents or Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes, other than those authorizations, approvals, notices, filings and actions that have been obtained, filed or taken on or before the Closing Date by the Borrower. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the consummation of the Spin-Off or the transactions contemplated thereby, except for the authorizations, approvals, actions, notices and filings (i) the failure to obtain would not have a Material Adverse Effect or (ii) which have been (or, prior to the Closing Date, will be) duly obtained, taken, given or made and are in full force and effect.

            (d) Enforceable Obligations, Etc. This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

            (e) Financial Statements, Etc.

            (i) The pro forma statement of financial position of the Borrower as at March 31, 1997, and the pro forma statements of income of the Borrower for the three months ended March 31, 1997 and for the year ended December 31, 1996, in each case as presented in the Proxy Statement (a copy of which has been furnished to each Lender) present fairly, in all material respects (subject, in the case of such statement of financial position as at March 31, 1997 and such statement of income for the three-months then ended, to year-end audit adjustments) the pro forma financial condition of the Borrower as at such date (determined as if the Spin-Off had occurred on such date) and the pro forma results of operations of the Borrower for the periods ended on such dates (determined as if the Spin-Off had occurred as of the beginning of the periods presented); it being understood that, although the pro forma adjustments made in the preparation of such statements were made based upon methods and data the Borrower believes to be reasonable and accurate, actual results (had the Spin-Off occurred on the dates referred to above) during the period covered by such financial statements could have differed from those set forth in such financial statements.

            (ii) The historical statement of financial position of the Borrower as at December 31, 1996 and the related historical statements of income and cash flows of the Borrower for the twelve months then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, and the historical balance sheet of the Borrower as at March 31, 1997 and the related historical statements of income and cash flows of the Borrower for the three months then ended, as presented in the Proxy Statement (copies of which have been made available to each Lender) present fairly, in all material respects (subject, in the case of said balance sheet as at March 31, 1997, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments) the historical financial condition of the Borrower as at such dates and the historical results of the operations of the Borrower for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis (other than the change in accounting for certain environmental remediation liabilities as discussed in footnote 2 on page F-25 of the Proxy Statement).

            (iii) Since December 31, 1996, there has been no material adverse change in the financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole (it being understood that the transactions relating to the Spin-Off described in the Proxy Statement shall not be deemed to constitute such a material adverse change).

            (f) No Litigation, Etc. Except as set forth in the Proxy Statement, there is no pending or, to the best of the Borrower's knowledge, threatened action or proceeding affecting the Borrower or any of its Consolidated Subsidiaries before any court, or governmental agency or arbitrator which (i) would have a Material Adverse Effect, (ii) purports to affect, or would affect, the legality, validity or enforceability of this Agreement or any Note or (iii) would affect the legality, validity or enforceability of the consummation of the Spin-Off or the other transactions contemplated thereby.

            (g) ERISA. No ERISA Event that would have a Material Adverse Effect has occurred or is reasonably expected to occur with respect to any Plan. As of the Closing Date, neither the Borrower nor any ERISA Affiliate participates in any Multiple

      Employer Plan or in any Multiemployer Plan with respect to which the Borrower or any ERISA Affiliate has any Withdrawal Liability or other liability (other than the ordinary liability of a sponsor for contributions to or benefits under such Plan) that, in either case, would have a Material Adverse Effect.

            (h) Environmental Laws. The Borrower (i) is in substantial compliance with any and all applicable Environmental Laws, (ii) has (to the best of its knowledge) received, applied for or been assigned all required Environmental Permits and (iii) is in substantial compliance with all terms and conditions of any such Environmental Permits, except where any such noncompliance with Environmental Laws, failure to receive, apply for or be assigned an Environmental Permit, or failure to comply with the terms and conditions of an Environmental Permit, would not have a Material Adverse Effect.

            (i) Investment Company; Public Utility. Neither the Borrower nor any of its Material Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Material Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (j) Accuracy of Information.

            (i) All written information, reports, financial statements, exhibits and schedules (except as to assumptions, statements, estimates and projections with respect to anticipated future performance or events) concerning the operations, business, financial condition, properties and prospects of the Borrower and its Subsidiaries ("Information") furnished by or on behalf of the Borrower to the Administrative Agent, the Syndication Agent or any Lender on or prior to the Closing Date in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant to Article III, when taken as a whole, as of the date of such Information, does not contain any untrue statement of material fact or, to the best of the Borrower's knowledge, omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (ii) All Post-Closing Date Information furnished by or on behalf of the Borrower to the Administrative Agent or any

      Lender after the Closing Date, when taken as a whole, as of the date of such Post-Closing Date Information, will not contain any untrue statement of material fact or, to the best of the Borrower's knowledge, omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (iii) Financial projections and pro forma adjustments contained in the Information may be based on estimates and assumptions about circumstances and events that have not taken place at the time of delivery thereof; although such information reflects the Borrower's good faith projections and estimates as of the date thereof, based upon methods and data the Borrower believes to be reasonable and accurate, actual results during the period covered by such projections and pro forma adjustments may differ materially from the projections and pro forma adjustments.

            (iv) For purposes of this Section 4.01(j), "Post-Closing Date Information" means:

                  (x) all Information furnished by the Borrower and its
            Subsidiaries after the date hereof under Sections 5.01(i)(i) through
            (viii), inclusive; and

                  (y) all Information furnished by the Borrower and its
            Subsidiaries after the date hereof under Section 5.01(i)(ix), provided that the request for such information is made in writing and delivered to the Borrower, at the address specified in Section 8.02, to the attention of the Borrower's Treasurer and stating that such request is being made in connection with this Agreement.

            (k) Margin Stock. The Borrower is not principally engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used for any purpose which violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. After applying the proceeds of each Advance, not more than 25% of the value of the assets of the Borrower and the Borrower's Subsidiaries (as determined in good faith by the Borrower) that are subject to Section 5.02(a) will consist of or be represented by Margin Stock. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of each Lender, as to permit the transactions contemplated hereby in accordance with Regulation U.

            SECTION 4.02. Representation and Warranty of the Lenders. Each Lender represents and warrants that in good faith it has not relied, and will not rely, upon any Margin Stock as collateral in the making and maintaining of its Advances hereunder.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

            (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, provided that the Borrower shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of its business. Cause each Material Subsidiary of the Borrower to do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of such Material Subsidiary, except in each case if the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole.

            (b) Compliance with Laws, Etc. Comply, and cause each of its Consolidated Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and all applicable Environmental Laws, except such noncompliance as would not have a Material Adverse Effect.

            (c) Payment of Taxes. Duly pay and discharge, and cause each of its Consolidated Subsidiaries to pay and discharge, all taxes, assessments and governmental charges whatsoever and by whomsoever imposed upon it or against its properties prior to the date on which penalties are attached thereto, unless and to the extent only that the same (i) shall be contested in good faith and by appropriate proceedings by the Borrower or
      (ii) are not of material importance to the business, financial condition or operating results of the Borrower and its Consolidated Subsidiaries.

            (d) Payment of Material Obligations, Etc. Pay, and cause each of its Material Subsidiaries to pay, all obligations under Material Contracts. Perform, and cause each of its Material Subsidiaries to perform, each other obligation (other than obligations that the Borrower determines, in good faith and upon the advice of its counsel, not to be binding on it) of the Borrower or such Material Subsidiary, as the case may be, under the Material Contracts except where the failure to do so would not (either individually or in the aggregate) have a Material Adverse Effect.

            (e) Visitation. Permit, and cause each of its Material Subsidiaries to permit, the Administrative Agent or any of the Lenders or any agents or representatives thereof (at any reasonable time and as may be reasonably requested from time to time and, so long as no Default shall have occurred and is continuing, upon reasonable advance notice):

                  (i) to visit the properties of the Borrower and any of its
            Material Subsidiaries in the presence of an appropriate officer or representative of the Borrower;

                  (ii) if any Default shall have occurred and then be
            continuing, to examine and make copies of and abstracts from the records and books of account of the Borrower and any of its Material Subsidiaries (other than trade secrets and information and materials subject to confidentiality agreements with third parties) in the presence of an appropriate officer or representative of the Borrower); and

                  (iii) to discuss the affairs, finances and accounts of the
            Borrower and any of its Material Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (f) Keeping of Books. Keep, and cause each of its Consolidated Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Consolidated Subsidiary in accordance with generally accepted accounting standards in effect from time to time.

            (g) Properties. Cause all Principal Properties to be maintained and kept in good condition, repair and working order, and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, in each case as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided that nothing in this paragraph (g) shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any such Principal Properties or from omitting to make any repairs, renewals, replacements, betterments or improvements if such discontinuance or omission is, in the judgment of the Borrower, desirable in the conduct of the business of the Borrower and its Subsidiaries taken as a whole.

            (h) Maintenance of Insurance. From and after the Closing Date, maintain insurance, and cause each of its Consolidated Subsidiaries to maintain insurance, with financially sound and reputable insurers, with respect to such of its properties, against such risks, casualties and contingencies and in such types and amounts as are consistent with sound business practice, it being understood that this paragraph (h) shall not prevent the use of deductible or excess loss insurance and shall not prevent (i) the Borrower or any of its Subsidiaries from acting as a self-insurer or maintaining insurance with another Subsidiary or Subsidiaries of the Borrower so long as such action is consistent with sound business practice or (ii) the Borrower from obtaining and owning insurance policies covering activities of its Consolidated Subsidiaries.

            (i) Reporting Requirements. Furnish to the Lenders:

                  (i) as soon as available and in any event by no later than 80 days after the end of the fiscal quarters ending on June 30, 1997 and September 30, 1997, pro forma Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter (determined as if the Spin-Off had occurred on December 31, 1996), and pro forma Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (in each case determined as if the Spin-Off had occurred on December 31, 1996), duly certified (subject to year-end audit adjustments) by the Controller, Assistant Controller or other authorized financial officer of the Borrower as presenting fairly, in all material respects, the pro forma financial position of the Borrower and its Subsidiaries as at said dates and for such periods, together with (A) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof, and (B) a schedule in form and substance satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.03 (it being understood that, although the pro forma adjustments made in the preparation of such statements shall be made based upon methods and data the Borrower believes to be reasonable and accurate, actual results (had the Spin-Off occurred on the dates referred to above) during the periods covered by such financial statements could have differed from those set forth in such financial statements).

                  (ii) as soon as available and in any event within 60 days
            after the end of each of the first three quarters of each fiscal year of the Borrower (commencing with the fiscal year of the Borrower beginning January 1, 1998), Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the Controller, Assistant Controller or other authorized financial officer of the Borrower as having been prepared in accordance with GAAP, together with (A) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof, and (B) a schedule in form and substance satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.03;

                  (iii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income, shareowners' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Majority Lenders by Deloitte & Touche LLP or other independent public accountants of recognized national standing, together with (a) a certificate of the Controller, Assistant Controller or other authorized financial officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof, and (B) a schedule in form and substance satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.03;

                  (iv) as soon as possible and in any event within five Business
            Days after the determination by the Borrower that a Default has occurred and is continuing on the date of such statement, a statement of either the Chief Financial Officer, Treasurer, Controller, Assistant Controller or other authorized financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                  (v) promptly and in any event within 30 days after the
            Borrower knows or has reason to know that any ERISA Event that would have a Material Adverse Effect has occurred, a statement of an authorized financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto;

                  (vi) promptly and in any event within ten Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any such Plan;

                  (vii) promptly and in any event within 45 days after the
            receipt thereof by the Borrower or any of its ERISA Affiliates, a copy of the latest annual actuarial report for each Plan if the ratio of the fair market value of the assets of such Plan to its current liability (as defined in Section 412 of the Internal Revenue
            Code) is less than 80%;

                  (viii) as soon as possible and in any event within five days after the determination by the Borrower that a Change of Control has occurred, the Borrower shall deliver to the Administrative Agent (which shall forward a copy thereof to each Lender promptly) notice thereof, together with such other information as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; and

                  (ix) such other information (excluding trade secrets)
            respecting the financial condition and operations of the Borrower and its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request (which information shall constitute "Post-Closing Date Information" only to the extent provided in Section 4.01(j)).

            (j) Use of Proceeds. Use the proceeds of the Advances hereunder solely to finance the working capital needs and other general corporate purposes of the Borrower (including to support the Borrower's commercial paper program, to finance acquisitions, treasury stock purchases and capital investments), in each case in compliance with all applicable legal and regulatory requirements; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.

            (k) Protection and Enforcement of Material Rights Under Spin-Off Documents. Perform and observe all of the material terms and provisions of each Spin-Off Document to be performed or observed by it, maintain each such Spin-Off Document in full force and effect and enforce its material rights under such Spin-Off Document, in each case in the manner and to the extent the Borrower believes to be in the best interests of its business.

            SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

            (a) Liens, Etc. Create or suffer to exist, or permit any of its Consolidated Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties (other than, in the case of the Borrower, the Borrower's treasury stock), whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income in order to secure Debt, other than:

            (i) (A) Liens for taxes, assessments, governmental charges or levies or other amounts owed to governmental entities other than for borrowed money; (B) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith; (C) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (D) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; and (E) Liens in favor of a landlord arising in the ordinary course of business,

            (ii) purchase money Liens upon or in any property, assets or stock acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price or construction cost of such property or to secure Debt incurred solely for the purpose of financing the acquisition or construction of such property whether incurred prior or subsequent to such acquisition or construction, or Liens existing on such property at the time of its acquisition

      (other than any such Lien created in contemplation of such acquisition) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced,

            (iii) Liens securing Debt, judgments and ERISA claims existing on the date hereof and identified on Schedule 1, and other Liens existing on the date hereof,

            (iv) other Liens or assignments in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Net Tangible Assets,

            (v) the replacement, extension or renewal of any Lien permitted by clauses (ii) and (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the amount secured thereby, and

            (vi) intercompany Liens.

            (b) Mergers, Etc. Merge or consolidate with or into (or permit any of its Material Subsidiaries to merge or consolidate with or into), or convey, transfer, lease or otherwise dispose of (or permit any of its Material Subsidiaries to convey, transfer, lease or otherwise dispose of), whether in one transaction or in a series of related transactions, all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower or such Material Subsidiary to, any Person, except that:

            (i) any Material Subsidiary of the Borrower may merge or consolidate with or into (or convey, transfer, lease or otherwise dispose of any or all the assets of such Material Subsidiary to) the Borrower or any wholly owned Material Subsidiary of the Borrower; provided that the Borrower or a wholly owned Material Subsidiary is the survivor of any such merger or consolidation; and

            (ii) the Borrower may merge or consolidate with or into any other Person so long as (x) immediately after giving effect to such transaction, no Default would exist and (y) the Borrower is the surviving corporation.

            (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

            (d) Change in Nature of Business. Change the nature of the business of the Borrower and its Subsidiaries, taken as a whole, such that such business differs materially from the lines of business engaged in on the Closing Date and lines of business related thereto; provided that the foregoing shall not prohibit the Borrower and its Subsidiaries from engaging in other lines of business (or investing in joint ventures engaged in other lines of business) so long as the aggregate book value of assets of the Borrower and its Subsidiaries directly relating to such other lines of business does not exceed 20% of the aggregate book value of the Consolidated assets of the Borrower and its Consolidated Subsidiaries as at the last day of the fiscal quarter most recently ended prior to the date of determination.

            (e) Amendment of Spin-Off Documents. Cancel or terminate any Spin-Off Document or consent to or accept any cancellation or termination thereof; amend, modify or change in any manner any material term or condition of any Spin-Off Document; or agree in any manner to any other amendment, modification or change of any material term or condition of any Spin-Off Document; provided that this paragraph (e) shall not restrict the ability of the Borrower to take any of the actions described in this paragraph (e) if such actions would not be materially adverse to the interests of the Lenders.

            (f) Margin Stock. Permit more than 25%, after the making of each Advance and giving effect to the use of the proceeds thereof, of the value of the assets of the Borrower and its Subsidiaries (as determined in good faith by the Borrower) that are subject to Section 5.02(a) to consist of or be represented by Margin Stock.

            (g) Transactions with Affiliates. Other than the Spin-Off Documents and the transactions contemplated thereby and transactions with Specified Joint Ventures, enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Borrower (other than the Borrower's Subsidiaries) that would be material in relation to the Borrower and its Subsidiaries, taken as a whole, even if otherwise permitted under this Agreement, except on terms determined by the Borrower to be fair and reasonable to the Borrower and its Subsidiaries and in the best interests of the Borrower (considered as a whole in conjunction with all other existing arrangements and relationships with such Affiliate).

            SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not:

            (a) Debt to Adjusted EBITDA. Permit the Debt to Adjusted EBITDA Ratio at any time to exceed 3.50 to 1.00.

            (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio at any time to be less than 4.50 to 1.00.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment under this Agreement or any Note within five Business Days after the same becomes due and payable; or

            (b) Any representation or warranty made or deemed to have been made by the Borrower herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

            (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(a), 5.01(i)(iv), 5.01(j),
      5.02 or 5.03; or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender (other than any failure by the Borrower to comply with the terms of Section 5.01(i)(v), (vi) or (vii)); or

            (d) the Borrower or any of its Material Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least the Threshold Amount (or such lower amount as provided for in the proviso to this clause (d)) in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Material Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the applicable agreement; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder or holders (or an agent or trustee on its or their behalf) thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided that if the Borrower in any agreement or instrument relating to any such Debt, shall have agreed to, or shall agree to, a lesser threshold of the kind specified this clause (d) with respect to itself or any of its Material Subsidiaries, then, in such event, the amount provided for above shall be reduced to such lesser amount(s) with respect to such entity; or

            (e) Any judgment or order for the payment of money in excess of the Threshold Amount shall be rendered against the Borrower or any of its Material Subsidiaries and not timely satisfied or discharged, and either
      (i) proceedings to attach or levy upon any assets of the Borrower or such Material Subsidiary shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (f) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e);

            (g) Any ERISA Event that would result in a Lien in an amount in excess of $30,000,000 on the properties or assets of the Borrower or any of its Subsidiaries shall have occurred and shall not have been remedied within 90 days;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

            SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.

            SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent and the Syndication Agent (each, an "Agent") (in each case to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

            SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving five Business Days' written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause (i) by the Majority Lenders with the Borrower's approval, which approval shall not unreasonably be withheld, or (ii) by the Borrower, subject to the approval of the Majority Lenders, which approval shall not unreasonably be withheld. Upon any such resignation or removal, the Borrower shall have the right to appoint a successor Administrative Agent, subject to the Majority Lenders' approval, which approval shall not be unreasonably withheld; provided that upon and during the continuance of an Event of Default, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

            (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:

                  (1) waive any of the conditions specified in Section 3.01 or
            3.02;

                  (2) increase the Commitments of the Lenders or subject the
            Lenders to any additional obligations (other than as permitted by Sections 2.05(c) and 2.05(d) to the extent any Lender consents thereunder);

                  (3) reduce the principal of, or interest on, the A Notes or any fees or other amounts payable hereunder;

                  (4) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any fees or other amounts payable hereunder (excluding any amounts payable in connection with the B Notes);

                  (5) change the percentage of the Commitments or of the
            aggregate unpaid principal amount of the A Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder; or

                  (6)   amend this Section 8.01;

            (b) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note;

            (c) no amendment, waiver or consent shall, unless in writing and signed by the Syndication Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Syndication Agent under this Agreement or any Note; and

            (d) this Section 8.01 shall not apply to changes in Commitments pursuant to Section 2.05, 2.11 or any other Section of this Agreement.

            SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered by hand:

            (a)   if to the Borrower:

                  Queeny Chemical Company
                  10300 Olive Boulevard
                  P.O. Box 66760
                  St. Louis, Missouri  63166-6760
                  Attention:  Treasurer

                  Telephone No.: 314-674-8250
                  Telecopier No.: 314-674-8425

            (b)   if to the Administrative Agent:

                  Citibank, N.A.
                  2 Penns Way
                  New Castle Delaware, 19720

                  Attention:  Guss Kalloudis

                  Telephone No.: (302) 894-6030
                  Telecopier No.: (302) 894-6120;

            (c)   if to the Syndication Agent:

                  Bank of America NT & SA
                  231 South LaSalle Street
                  Chicago, Illinois  60697

                  Attention:  Raju Patel

                  Telephone No.: (312) 828-7225
                  Telecopier No.: (312) 987-0303; and

            (d) if to any Lender, at the Domestic Lending Office specified in the Administrative Questionnaire of such Lender,

or, as to the Borrower, the Administrative Agent or the Syndication Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall be deemed to have been duly given or made (i) in the case of hand deliveries, when delivered by hand, (ii) in the case of mailed notices, when received, and (iii) in the case of telecopier notice, when transmitted and confirmed during normal business hours (or, if delivered after the close of normal business hours, at the beginning of business hours on the next Business Day), except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

            SECTION 8.03. No Waiver, Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04.  Costs and Expenses.

            (a) The Borrower agrees to pay on demand all out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

            (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Syndication Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the actual or proposed use of the proceeds of the Advances, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a Commitment Increase pursuant to Section 2.05(d), a prepayment or Conversion pursuant to Sections 2.05(c), 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

            (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.15 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

            SECTION 8.05. Right of Set-off. Nothing herein shall derogate any Lender's right, if any, if and to the extent payment owed to such Lender is not made when due hereunder or under any B Note held by such Lender, to set off from time to time against any or all of the Borrower's deposit (general or special, time or demand, provisional or final) accounts with such Lender any amount so due. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies which such Lender may have.

            SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 8.07.  Assignments and Participations, Register.

            (a) Each Lender may (and shall if requested to do so by the Borrower pursuant to Section 2.11, Section 2.12 or 2.15) assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the A Advances owing to it and the A Note held by it, but excluding the B Advances owing to it and the B Note or B Notes held by it (other than with respect to an assignment pursuant to Section 2.11, 2.12 or 2.15)); provided that:

            (i) other than in the case of an assignment to an Affiliate of such Lender or assignments of the type described in subsection (g) below, such Lender shall have obtained the prior written consent of the Borrower, the Syndication Agent and the Administrative Agent, no such consent to be unreasonably withheld;

            (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;

            (iii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, or an assignment by a Lender to an Affiliate of such Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

            (iv) each such assignment shall be to an Eligible Assignee; and

            (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any A Note subject to such assignment and a processing and recordation fee of $3,500.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution and delivery thereof to the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

            By executing and delivering an Assumption and Acceptance, the Person assuming a Commitment hereunder confirms to and agrees with the parties hereto as follows: (i) neither the Administrative Agent, the Syndication Agent nor any other Lender makes any representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Person confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assumption and Acceptance; (iii) such Person will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such Person confirms that it is an Eligible Assignee; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such Person agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

            (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the A Advances owing to each such Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon the Administrative Agent's receipt of an Acceptance (executed, in the case of an Assignment and Acceptance, by an assigning Lender and an assignee representing that it is an Eligible Assignee and accompanied by any A Note subject to such assignment, and executed, in the case of an Assumption and Acceptance, by the Person assuming a Commitment hereunder), the Administrative Agent shall, if such Acceptance has been completed and is in substantially the form of Exhibit C-1 or C-2, as applicable, (i) accept such Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower.

            Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative
Agent:

            (x) In the case of an assignment, in exchange for the surrendered A Note a new A Note payable to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new A Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new A Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered A Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

            (y) In the case of an assumption of a Commitment hereunder, a new A Note payable to the order of the Person so assuming a Commitment hereunder, in an amount equal to the Commitment assumed by it pursuant to such Acceptance. Such new A Note shall be dated the effective date of such Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

            (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. Upon the sale of a participation pursuant to this Section 8.07(e), such Lender shall promptly provide notice to the Borrower of the sale of a participation (other than a sale of a participation pursuant to Section 2.16); provided that the failure by such Lender to provide such notice shall not invalidate the sale of such participation.

            (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender; provided further that the Borrower shall have consented in advance to the disclosure of any non-public information.

            (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            (h) Each Lender agrees that it will not assign any Note or Notes or sell any participation in any manner or under any circumstances that would require registration, qualification or filings under the securities laws of the United States of America, of any state or of any country.

            SECTION 8.08. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 8.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 8.10.  Jurisdiction, Etc.

            (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    QUEENY CHEMICAL COMPANY



                                    By/s/ R.L. BISHOP
                                      -----------------------------------------
                                      Title: VICE PRESIDENT AND TREASURER


                                    CITIBANK, N.A.,
                                      as Administrative Agent



                                    By/s/ STEVEN R. VICTORIN
                                      -----------------------------------------
                                      Title: ATTORNEY-IN-FACT


                                    BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION,
                                      as Syndication Agent



                                    By/s/ RAJU N. PATEL
                                      -----------------------------------------
                                      Title: VICE PRESIDENT

Commitment                   INITIAL LENDERS
----------                   ---------------
$78,333,333.33               CITIBANK, N.A.



                             By/s/ STEVEN R. VICTORIN
                               -------------------------------------
                               Title: ATTORNEY-IN-FACT



$78,333,333.33               BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION



                             By/s/ RAJU N. PATEL
                               -------------------------------------
                               Title: VICE PRESIDENT



$46,666,666.67               THE BANK OF TOKYO-MITSUBISHI, LTD.,
                               CHICAGO BRANCH



                             By/s/ HAJIME WATANABE
                               -------------------------------------
                               Title: DEPUTY GENERAL MANAGER



$46,666,666.67               THE CHASE MANHATTAN BANK



                             By/s/ ROBERT T. SACKS
                               -------------------------------------
                               Title: MANAGING DIRECTOR

$46,666,666.67               KREDIETBANK N.V.,
                               GRAND CAYMAN BRANCH



                             By/s/ RAYMOND F. MURRAY
                               -------------------------------------
                               Title: VICE PRESIDENT



                             By/s/ MICHAEL V. CURRAN
                               -------------------------------------
                               Title: VICE PRESIDENT



$46,666,666.67               MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK



                             By/s/ JOHN H. CHAPLIN
                               -------------------------------------
                               Title: ASSOCIATE



$46,666,666.67               NATIONSBANK, N.A.



                             By/s/ PHILIP V. HANEL
                               -------------------------------------
                               Title: SENIOR VICE PRESIDENT



$46,666,666.67               THE NORTHERN TRUST COMPANY



                             By/s/ MAUREEN L. CAREY
                               -------------------------------------
                               Title: VICE PRESIDENT


$46,666,666.67               ROYAL BANK OF CANADA



                             By/s/ D.S. BRYSON
                               -------------------------------------
                               Title: SENIOR MANAGER

$46,666,666.67               WACHOVIA BANK, N.A.



                             By/s/ WALTER R. GILLIKIN
                               -------------------------------------
                               Title: VICE PRESIDENT



$30,000,000.00               BANKBOSTON, N.A.



                             By/s/ DEBORAH HUNTER MILLS
                               -------------------------------------
                               Title: VICE PRESIDENT, MULTINATIONAL BANKING


$30,000,000.00               COMMERZBANK AKTIENGESELLSCHAST
                               CHICAGO BRANCH



                             By/s/ MARK MONSON
                               -------------------------------------
                               Title: VICE PRESIDENT



                             By/s/ MARIE CUALOPING
                               -------------------------------------
                               Title: ASSISTANT TREASURER


$30,000,000.00               CREDIT AGRICOLE



                             By/s/ DAVID BOUHL, F.V.P.
                               -------------------------------------
                               Title: HEAD OF CORPORATE BANKING CHICAGO


$30,000,000.00               THE FIRST NATIONAL BANK OF CHICAGO



                             By/s/ ROBERT D. LOWRIE
                               -------------------------------------
                               Title: SENIOR VICE PRESIDENT

$30,000,000.00               MARINE MIDLAND BANK



                             By/s/ WILLIAM M. HOLLAND
                               -------------------------------------
                               Title: VICE PRESIDENT



$30,000,000.00               MELLON BANK, N.A.



                             By/s/ GEORGE B. DAVIS
                               -------------------------------------
                               Title: VICE PRESIDENT



$30,000,000.00               MERCANTILE BANK N.A.



                             By/s/ DAVID F. HIGBEE
                               -------------------------------------
                               Title: VICE PRESIDENT


$30,000,000.00               SOCIETE GENERALE, CHICAGO BRANCH



                             By/s/ SETH F. ASOFKY
                               -------------------------------------
                               Title: VICE PRESIDENT



$30,000,000.00               THE SUMITOMO BANK, LIMITED,
                               CHICAGO BRANCH



                             By/s/ HIROYUKI IWAMI
                               -------------------------------------
                               Title: JOINT GENERAL MANAGER


$800,000,000.00              Total of Commitments
===============